Exhibit 99.1

Tumi Holdings Announces Financial Results for the First Quarter 2016

South Plainfield, NJ - May 5, 2016 - Tumi Holdings, Inc. (NYSE: TUMI), the leading global brand of premium travel, business and lifestyle products and accessories, today announced its financial results for the first quarter ended March 27, 2016.
For the first quarter of 2016:

•	Net sales increased 7.1% to $118.3 million compared to $110.5 million in the first quarter ended March 29, 2015. On a constant currency basis, net sales increased 7.8%.

•
Total comparable store sales for all Direct-to-Consumer channels, including company-owned websites, increased 0.8%. On a constant currency basis, total comparable store sales for all Direct-to-Consumer channels, including company-owned websites, increased 1.1%.

•	Direct-to-Consumer North America full-price comparable store sales decreased 3.5%, outlet comparable store sales increased 5.4%, and e-commerce comparable sales increased 4.0%.

•
In Euros, Direct-to-Consumer International full-price comparable store sales increased 5.1%, outlet comparable store sales increased 7.5%, and international e-commerce website sales increased 36.8%. In U.S. dollars, Direct-to-Consumer International full-price comparable store sales increased 2.7%, outlet comparable store sales increased 5.0%, and international e-commerce website sales increased 33.6%.

•	Gross profit increased 6.2% to $69.4 million compared to $65.3 million in the first quarter ended March 29, 2015. Gross margin was 58.6% compared to 59.1% in the first quarter of 2015.

•	Operating income decreased 18.8% to $7.8 million from $9.6 million in the first quarter of 2015. Operating income margin was 6.6% compared to 8.7% in the first quarter of 2015.

•
In the first quarter of 2016, the Company incurred approximately $1.8 million in restructuring costs, and $0.9 million in business development related expenses. Excluding these expenses, adjusted operating income was $10.4 million, and adjusted operating income margin was 8.8% in the first quarter of 2016. On a constant currency basis, adjusted operating income decreased 10.3%. In the first quarter of 2015, the Company incurred approximately $2.5 million in restructuring costs. Excluding these expenses, adjusted operating income was $12.1 million, and adjusted operating income margin was 10.9% in the first quarter of 2015.

•	The effective tax rate was 26.6%, compared to 35.0% in the first quarter of 2015.

•
Net income was $7.9 million, or $0.12 per diluted share, based on 67.5 million diluted weighted average common shares outstanding. Net income in the first quarter of 2015 was $6.4 million, or $0.09 per diluted share, based on 67.9 million diluted weighted average common shares outstanding.

•
In the first quarter of 2016, the Company realized a gain of approximately $3.5 million in connection with the remeasurement of the previously held interest in Tumi Japan. Excluding the aforementioned expenses for restructuring costs, business development related expenses, and the gain in connection with the remeasurement of the previously held interest in Tumi Japan, adjusted net income was $6.5 million, or $0.10 per diluted share, in the first quarter of 2016. On a constant currency basis, adjusted net income decreased 16.0%. Excluding the aforementioned expenses for restructuring costs, adjusted net income was $8.0 million, or $0.12 per diluted share, in the first quarter of 2015.

•	During the first quarter of 2016, Tumi opened 3 new stores, renovated 2 stores, relocated 1 store, closed 1 store, and added 13 stores as a result of the Tumi Japan acquisition.

•	At March 27, 2016, Tumi operated 192 company-owned stores.

Balance Sheet as of March 27, 2016:
Cash and cash equivalents were $102.0 million as of March 27, 2016, compared with $94.6 million as of December 31, 2015. Inventories were $113.6 million as of March 27, 2016, compared with $99.7 million as of December 31, 2015.

Merger Agreement with Samsonite
On March 3, 2016, Tumi announced that it had entered into a definitive agreement with Samsonite International S.A. (“Samsonite”) (SEHK: 1910) under which Samsonite will acquire Tumi for $26.75 per share in an all cash transaction. Tumi continues to expect the transaction to close in the second half of 2016, subject to the receipt of approvals by Samsonite and

Tumi shareholders, and the satisfaction of other customary closing conditions. In light of the pending merger, Tumi will not be hosting a conference call to discuss first quarter results.

About Tumi
Tumi is the leading global brand of premium travel, business and lifestyle products and accessories. The brand is sold in approximately 2,100 points of distribution from New York to Paris to London and Tokyo, as well as in the world’s top department, specialty and travel retail stores in over 75 countries. For more information, please visit www.tumi.com.

Forward-Looking Statements
Certain statements included in this communication are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding the proposed transaction between Tumi Holdings, Inc. (“Tumi”) and Samsonite International S.A. (“Samsonite”). These statements are based on the current expectations of Tumi management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties regarding Tumi’s and Samsonite’s respective businesses and the transaction, and actual results may differ materially. These risks and uncertainties include, but are not limited to, changes in the business environment in which Tumi and Samsonite operate, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which Tumi and Samsonite operate; changes in taxes, governmental laws, and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the loss of one or more members of Tumi’s or Samsonite’s management team; the inability of the parties to successfully or timely consummate the proposed transaction, including the risk that the expected benefits of the transaction or that the approval of the stockholders of Tumi and/or the shareholders of Samsonite for the transaction is not obtained; those discussed in Tumi’s Annual Report on Form 10-K for the year ended December 31, 2015 under the heading “Risk Factors,” as updated from time to time by Tumi’s Quarterly Reports on Form 10-Q and other documents of Tumi on file with the Securities and Exchange Commission (“SEC”) or in the proxy statement on Schedule 14A that will be filed with the SEC by Tumi. There may be additional risks that Tumi does not presently know or that Tumi currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide Tumi’s expectations, plans or forecasts of future events and views as of the date of this communication. Tumi anticipates that subsequent events and developments will cause Tumi’s and assessment to change. However, while Tumi may elect to update these forward-looking statements at some point in the future, Tumi specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Tumi’s assessments as of any date subsequent to the date of this communication.

Additional Information
This communication is not a solicitation of a proxy from any stockholder of Tumi. In connection with the proposed transaction, Tumi will mail a definitive proxy statement to its stockholders, a preliminary version of which has been filed with the SEC on Schedule 14A. INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the proxy statement, as well as other filings containing information about Tumi free of charge, at the website maintained by the SEC at www.sec.gov. and at Tumi's website at www.tumi.com/s/investor-relations. In addition, the proxy statement and other documents filed by Tumi with the SEC (when available) may be obtained from Tumi, free of charge, by directing a request to parker.schram@icrinc.com.
The directors and executive officers of Tumi and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Tumi’s directors and executive officers is available in its Amendment No. 1 to Annual Report on Form 10-K/A, which was filed with the SEC on April 28, 2016. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and their respective interests will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.

TUMI HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except share and per share data)

	Three Months Ended
	March 27, 2016	March 29, 2015
	(unaudited)
Net sales	$118,342	$110,461
Cost of sales	48,992	45,190
Gross margin	69,350	65,271
OPERATING EXPENSES
Selling	9,395	8,636
Marketing	4,777	4,287
Retail operations	33,552	29,258
General and administrative	13,865	13,527
Total operating expenses	61,589	55,708
Operating income	7,761	9,563
OTHER INCOME (EXPENSES)
Interest expense	(28)	(105)
Gain on existing joint venture investment	3,480	—
Earnings from joint venture investment	—	212
Foreign exchange gains (losses)	(441)	318
Other non-operating expenses	(11)	(182)
Total other income	3,000	243
Income before income taxes	10,761	9,806
Provision for income taxes	2,858	3,432
Net income	$7,903	$6,374
Weighted average common shares outstanding:
Basic	67,442,501	67,868,867
Diluted	67,484,581	67,918,438
Basic earnings per common share	$0.12	$0.09
Diluted earnings per common share	$0.12	$0.09

TUMI HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except share and per share data)

	March 27, 2016	December 31, 2015
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$101,956	$94,632
Accounts receivable, less allowance for doubtful accounts of approximately $906 and $877 at March 27, 2016 and December 31, 2015, respectively	27,466	32,434
Other receivables	4,244	3,543
Inventories, net	113,604	99,688
Prepaid expenses and other current assets	6,110	12,096
Prepaid income taxes	829	996
Total current assets	254,209	243,389
Property, plant and equipment, net	86,588	83,501
Deferred tax assets, noncurrent	94	771
Joint venture investment	—	1,840
Goodwill	145,178	142,773
Intangible assets, net	130,963	130,400
Other assets	11,128	9,270
Total assets	$628,160	$611,944

TUMI HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (continued)
(In thousands, except share and per share data)

	March 27, 2016	December 31, 2015
	(unaudited)
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$28,689	$35,844
Notes payable	6,975	—
Accrued expenses	36,424	39,130
Income taxes payable	561	615
Short-term debt	2,654	—
Total current liabilities	75,303	75,589

Other long-term liabilities	13,808	12,775
Deferred tax liabilities	43,136	42,734
Total liabilities	132,247	131,098

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Common stock—$0.01 par value; 350,000,000 shares authorized, 68,399,455 shares issued and 67,633,769 shares outstanding as of March 27, 2016; 68,158,428 shares issued and 67,394,756 shares outstanding as of December 31, 2015	684	681
Preferred stock—$0.01 par value; 75,000,000 shares authorized and no shares issued or outstanding as of March 27, 2016 and December 31, 2015	—	—
Additional paid-in capital	323,199	317,140
Treasury stock, at cost; 765,686 and 763,672 shares as of March 27, 2016 and December 31, 2015, respectively	(13,391)	(13,338)
Retained earnings	190,650	182,747
Accumulated other comprehensive loss	(5,229)	(6,384)
Total stockholders’ equity	495,913	480,846
Total liabilities and stockholders’ equity	$628,160	$611,944

TUMI HOLDINGS, INC. AND SUBSIDIARIES
Segment Results

	Direct-to- Consumer North America	Direct-to- Consumer International	Indirect-to- Consumer North America	Indirect-to- Consumer International	Non-Allocated Corporate Expenses	Consolidated Totals
	(In thousands)
Three Months Ended March 27, 2016
Net sales	$57,168	$12,750	$18,872	$29,552	$—	$118,342
Operating income (loss)	$11,781	$790	$7,298	$7,120	$(19,228)	$7,761
Depreciation and amortization	$3,084	$581	$477	$1,064	$580	$5,786
Three Months Ended March 29, 2015
Net sales	$52,002	$6,499	$22,236	$29,724	$—	$110,461
Operating income (loss)	$10,834	$145	$8,645	$8,933	$(18,994)	$9,563
Depreciation and amortization	$2,569	$441	$463	$956	$605	$5,034

TUMI HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Constant Currency Financial Measures
(In thousands, except per share data)
	Three months ended
	March 27, 2016		March 29, 2015	% Change
	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
Net sales	$118,342	$119,061	$110,461	7.1%	7.8%
Operating income	$7,761	$8,129	$9,563	(18.8)%	(15.0)%
Operating income margin	6.6%	6.8%	8.7%
Net income	$7,903	$8,123	$6,374	24.0%	27.4%
Diluted earnings per share	$0.12	$0.12	$0.09	24.8%	28.2%

_________________________________________________________________
1 Constant currency amounts exclude both the impact of translating foreign currencies into U.S. dollars and the impact of currency rate changes on foreign currency denominated transactions.

TUMI HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Operating Income to Adjusted Operating Income on a Constant Currency Basis
(In millions)
	Three Months Ended
	March 27, 2016	March 29, 2015	% Change
Operating income	$7.8	$9.6	(18.8)%
Operating expenses in conjunction with the cost reduction program	1.8	2.5
Operating expenses for business development activities	0.9	—
Adjusted operating income [1]	$10.4	$12.1	(13.4)%
Adjusted operating income margin	8.8%	10.9%
Impact of foreign currency	0.4	—
Adjusted operating income on a constant currency basis [1]	$10.8	$12.1	(10.3)%
Adjusted operating income margin on a constant currency basis	9.1%	10.9%
__________________________________________
1 The totals in the table may not foot due to rounding.

TUMI HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Net Income to Adjusted Net Income on a Constant Currency Basis
(In millions, except per share data)
	Three Months Ended
	March 27, 2016	March 29, 2015	% Change
Net income	$7.9	$6.4	24.0%
Operating expenses in conjunction with the cost reduction program (after tax)	1.1	1.6
Operating expenses for business development activities	0.9	—
Gain in connection with the remeasurement of the previously held interest in Tumi Japan	(3.5)	—
Adjusted net income [1]	$6.5	$8.0	(18.8)%
Adjusted diluted earnings per share [2]	$0.10	$0.12	(18.3)%
Impact of foreign currency	0.2	—
Adjusted net income on a constant currency basis [1]	$6.7	$8.0	(16.0)%
Adjusted diluted earnings per share on a constant currency basis [2]	$0.10	$0.12	(15.5)%
_________________________________________________________________
1 The totals in the table may not foot due to rounding.
2 Diluted EPS calculated using 67.5 million shares for three months ended March 27, 2016 and 67.9 million shares for the three months ended March 29, 2015.

Non-GAAP Financial Measures
This release refers to “constant currency” amounts for the first quarter ended March 27, 2016. Constant currency amounts exclude both the impact of translating foreign currencies into U.S. dollars and the impact of currency rate changes on foreign currency denominated transactions, and are non-GAAP financial measures. This release also refers to “reported” amounts in accordance with U.S. generally accepted accounting principles (“GAAP”), which include translation and transactional impacts from foreign currency exchange rates. Generally, when the dollar either strengthens or weakens against other currencies, constant currency results will be higher or lower than growth reported at actual exchange rates. Reconciliations of GAAP measures to constant currency amounts for the first quarter ended March 27, 2016 are presented in the attached supplemental financial information, which identify and quantify all excluded items. “Adjusted net income” and “adjusted operating income” are also non-GAAP financial measures. Adjusted net income is defined as net income plus the costs associated with the cost reduction program, certain business development costs, and the gain in connection with the remeasurement of the previously held interest in Tumi Japan. Adjusted operating income is defined as operating income plus the costs associated with the cost reduction program, and certain business development costs. These non-GAAP financial measures are important supplemental measures for Tumi’s internal reporting, including for its board of directors and management, and are key measures used to evaluate profitability and operating performance. We believe these measures provide investors and other users of Tumi’s financial information, when viewed in conjunction with its consolidated financial statements, consistency and comparability with Tumi’s past financial performance, facilitate period-to-period comparisons of operating performance and may facilitate comparisons with other companies. Tumi uses these measures in conjunction with GAAP operating performance measures as part of its overall assessment of its performance. Undue reliance should not be placed on these measures as Tumi’s only measures of operating performance. Constant currency results should not be viewed as a substitute for GAAP results, adjusted net income should not be viewed as a substitute for net income, and adjusted operating income should not be viewed as a substitute for operating income.
Comparable Store Sales Growth
Comparable store sales are calculated based on Tumi’s company-owned stores that have been open for at least a full calendar year as of the end of Tumi’s fiscal year. For example, a store opened in October 2015 will not impact the comparable store comparison until January 1, 2017. Additionally, temporary store closings, store expansions and store relocations are excluded from the comparable store base under most circumstances.
Source: Tumi Holdings, Inc.
Investor Relations:
ICR, Inc.
Jean Fontana / Joseph Teklits, 203-682-8200
jean.fontana@icrinc.com
or
Media Relations:
ICR, Inc.
Alecia Pulman / Brittany Fraser, 646-277-1231
brittany.fraser@icrinc.com